UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013, the Board of Directors (the “Board”) appointed Raymond J. Furey as the Senior Vice President and Chief Compliance Officer of the Company. Mr. Furey, 45, has served as Vice President, Compliance and Chief Compliance Officer since October 2011. Prior to his employment with Questcor, Mr. Furey was the Corporate Compliance Officer/Senior Director for OSI Pharmaceuticals from 2007 to 2011. From 1990 to 2007, Mr. Furey was a Senior Manager, Healthcare Compliance and Senior Compliance Manager, Commercial Finance for Genentech, Inc. Mr. Furey holds a B.A. degree from the Trinity College Dublin in Microbiology, an M.B.A. from San Francisco State University, and a J.D. from Fordham University School of Law.

In connection with his promotion to Senior Vice President and Chief Compliance Officer, on May 23, 2013, the Board approved an increase in Mr. Furey’s annual base salary from $275,000 to $300,000, effective as of the date of his appointment, an increase in his target annual cash bonus from 38% to 50% of his base salary, effective as of the date of such appointment, and the grant of 12,000 restricted stock awards which will vest in four equal installments beginning May 23, 2014.

There are no family relationships between Mr. Furey and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Furey that are reportable pursuant to Item 404(a) of Regulation S-X.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2013, Questcor Pharmaceuticals, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). The Company shareholders were asked to consider and vote upon the following three proposals:

1.	To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified (Proposal No. 1);

2.	To vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (Proposal No. 2); and

3.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal No. 3).

The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal No. 1:

Director	For	Withheld	Not Voted
Don M. Bailey	37,578,352	2,033,245	13,667,090
Neal C. Bradsher	37,610,706	2,000,891	13,667,090
Stephen C. Farrell	38,822,309	789,288	13,667,090
Louis Silverman	37,289,819	2,321,778	13,667,090
Virgil D. Thompson	37,222,893	2,388,704	13,667,090
Scott M. Whitcup, M.D.	37,306,623	2,304,974	13,667,090

Proposal No. 2:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
36,782,513	2,594,018	235,066	13,667,090

Proposal No. 3:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
52,831,308	248,022	199,377	—

As a result of the shareholder vote: with respect to Proposal No. 1, Don M. Bailey, Neal C. Bradsher, Stephen C. Farrell, Louis Silverman, Virgil D. Thompson and Scott M. Whitcup, M.D. were elected as directors; Proposal No. 2 was approved on a non-binding, advisory basis; and Proposal No. 3 was approved. The Company’s Compensation Committee will take the results of the non-binding, advisory vote for Proposal No. 2 into consideration as part of its compensation review and analysis.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2013	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer, and General Counsel